                                                                     Exhibit 4.3

                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 8, 2000, by and among Aastrom Biosciences, Inc., a Michigan corporation, with headquarters located at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

                                   WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the"SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 2,810,305 shares (the "Purchased Shares") of the Company's common stock, no par value (the "Common Stock") for a per share purchase price equal to $2.135, or an aggregate purchase price of $6,000,000. As additional consideration for the purchase of the Purchased Shares, the Company desires to issue to the Buyers up to 3,348,915 warrants in the form attached hereto as Exhibit A (each, a "Warrant" and,
                                        ---------
collectively, the "Warrants"), each Warrant exercisable for one (1) share of Common Stock (subject to adjustment as provided in the Warrants). The shares of Common Stock that are included in the Purchased Shares, together with any shares of Common Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto, and any shares of Common Stock issuable pursuant to Section 2(c) of the Registration Rights Agreement (as defined below), are hereinafter referred to as the "Common Shares." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter collectively referred to as the "Warrant Shares." The Common Shares, the Warrants and the Warrant Shares are sometimes hereinafter collectively referred to as the "Securities;"

     C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of Purchased Shares and maximum number of Warrants issuable as is set forth immediately below its name on the signature pages hereto;

     D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"),
                            ---------
pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

     E. In connection with and as a condition to the consummation of the transactions contemplated by this Agreement, the Company and the Buyers desire to amend the terms of those certain Warrants, dated as of February 29, 2000, issued by the Company to the Buyers to purchase up to 1,132,075 shares of Common Stock (the "Prior Warrants") by executing and delivering at the Closing (as defined below) an Amendment to Stock Purchase Warrant in the form attached hereto as Exhibit C (the "Prior Warrant Amendment"); and
          ---------

     NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

     1.   Purchase and Sale of Purchased Shares and Warrants; Amendment of Prior
          ----------------------------------------------------------------------
Warrants.
--------

          (a)  Purchase and Sale.  On the Closing Date, the Company shall issue
               -----------------
and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of Purchased Shares and maximum number of Warrants issuable as is set forth immediately below such Buyer's name on the signature pages hereto.

          (b)  Form of Payment.  On the Closing Date, (i) each Buyer shall pay
               ---------------
the purchase price for the Purchased Shares to be issued and sold to it at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates for the Purchased Shares and duly executed Warrants, in each case representing the number of Purchased Shares or the maximum number of Warrants issuable, as applicable, as is set forth immediately below such Buyer's name on the signature pages hereto and (ii) the Company shall deliver such certificates and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

          (c)  Amendment of Prior Warrants.  On the Closing Date, the Company
               ---------------------------
and each Buyer shall amend the Prior Warrant held by such Buyer by executing and delivering a Prior Warrant Amendment with respect thereto. In connection with such amendment, each Buyer shall cause the Prior Warrant held by such Buyer to be endorsed at the Closing with an additional legend in substantially the following form:

     "THIS WARRANT HAS BEEN AMENDED PURSUANT TO THE TERMS OF THAT CERTAIN AMENDMENT TO STOCK PURCHASE WARRANT, DATED AS OF JUNE 8, 2000 BY AND BETWEEN THE COMPANY AND THE HOLDER THEREOF."

          (d)  Closing Date.  Subject to the satisfaction (or waiver) of the
               ------------
conditions thereto set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the

Purchased Shares and Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time on June 8, 2000 or such other mutually agreed upon date and time. The closing of the transaction contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania 19102, or at such other location as may be agreed to by the parties.

     2.   Buyers' Representations and Warranties.  Each Buyer severally (and not
          --------------------------------------
jointly) represents and warrants to the Company solely as to such Buyer that:

          (a)  Investment Purpose.  The Buyer is purchasing the Securities for
               ------------------
its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          (b)  Accredited Investor Status.  The Buyer is an "accredited
               --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

          (c)  Reliance on Exemptions.  The Buyer understands that the
               ----------------------
Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

          (d)  Information.  The Buyer and its advisors, if any, have been
               -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer has reviewed the risk factors discussed in the Company's SEC Documents (as defined below) and understands that its investment in the Securities involves a significant degree of risk.

          (e)  Governmental Review.  The Buyer understands that no United States
               -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          (f)  Transfer or Re-sale.  The Buyer understands that (i) except as
               -------------------
provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) so long as the Buyer otherwise complies with applicable securities laws, the Securities are sold or transferred to an "affiliate"(as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, nothing herein shall restrict the Securities from being pledged as collateral in connection with a bona fide margin account
                                                      ---- ----
or other lending arrangement.

          (g)  Legends.  The Buyer understands that the Warrants and, until such
               -------
time as the Common Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold and the manner of such sale, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all

Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable requirements for delivery of a prospectus, and the plan of distribution described therein, contained in an effective registration statement, if any, or if relying on clause (c) of the preceding sentence, with the requirements of Rule 144.

          (h)  Authorization; Enforcement. This Agreement, the Registration
               --------------------------
Rights Agreement and the Prior Warrant Amendment have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement and the Prior Warrant Amendment, such agreements will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

          (i)  Residency.  The Buyer is a resident of the jurisdiction set forth
               ---------
immediately below such Buyer's name on the signature pages hereto.

          (j)  Additional Funding.  The Buyer acknowledges that in addition to
               ------------------
the equity funding to be received by the Company pursuant to this Agreement, the Company will need to raise additional capital in the near future and that there can be no assurance that the Company will be successful doing so or that the price per share for such future capital raises will be favorable to the Company or the holders of its securities.

     3.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to each Buyer that:

          (a)  Organization and Qualification.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no Subsidiaries (as defined below). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or
(iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

          (b)  Authorization; Enforcement.  (i) The Company has all requisite
               --------------------------
corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Prior Warrant Amendment and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Prior Warrant Amendment and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Common Shares and Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Prior Warrant Amendment and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (c)  Capitalization.  As of the date hereof, the authorized capital
               --------------
stock of the Company consists of (i) 60,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock. As of June 6, 2000, 30,796,104 shares of Common Stock were issued and outstanding, 2,973,238 shares were reserved for issuance pursuant to the Company's stock option and stock purchase plans, 2,333,595 shares were reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 3,348,915 (maximum number of shares issuable under the Warrants) shares were reserved for issuance upon exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below). As of June 6, 2000, no shares of the Company's preferred stock were issued or outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed on Schedule 3(c), no shares of capital stock
                                      -------------
of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c),
                                                                 -------------
as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement and the Registration Rights Agreement, dated as of February 28, 2000, by and among the Company and RGC International Investors, LDC) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Common Shares, the Warrants, or the Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date. At the Closing, the Company's chief executive officer shall certify to the Buyers, in writing, that the representations and warranties set forth in this Section 3(c) are true and correct as of the Closing Date, except as set forth in such written certification.

          (d)  Issuance of Common Shares.  The Common Shares are duly authorized
               -------------------------
and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or, except as disclosed on Schedule 3(d) hereof,
                                                        -------------
other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

          (e)  Acknowledgment of Dilution.  The Company understands and
               --------------------------
acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (f)  [Intentionally Omitted]

          (g)  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement, the Registration Rights Agreement, the Prior Warrant Amendment and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants and the issuance and reservation for issuance of the Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, which violations individually or in the aggregate would have a Material Adverse Effect. Except (i) as specifically contemplated by this Agreement and the Registration Rights Agreement, (ii) as required under the 1933 Act and any applicable state securities laws, and (iii) for filings with Nasdaq (as defined below), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Prior Warrant Amendment or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Common Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in Schedule 3(g), all consents,
                                                 -------------
authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in Schedule 3(g), the Company
                                                     -------------
is not in violation of the listing requirements of the Nasdaq National Market ("Nasdaq") applicable to continued listings and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. Except for anticipated losses as described in the SEC Documents (as defined below), the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

          (h)  SEC Documents; Financial Statements.  Since February 6, 1997, the
               -----------------------------------
Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered or made available to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 3(h) hereof and the financial statements of the Company included in
   -------------
the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          (i)  Absence of Certain Changes.  Except for operating losses or
               --------------------------
changes incurred in the normal course of business and as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 or in any press release or SEC Document filed after the date of filing of such quarterly report, since June 30, 1999, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company.

          (j)  Absence of Litigation.  There is no action, suit, claim,
               ---------------------
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(j) contains a complete list and summary description
                -------------
of any pending or, to the Company's knowledge, threatened proceeding against or affecting the Company, without regard to whether it would have a Material Adverse Effect. Except as set forth on Schedule 3(j), the Company is unaware of
                                        -------------
any facts or circumstances which might give rise to any of the foregoing.

          (k)  Patents, Copyrights, etc.  To the best of the Company's
               ------------------------
knowledge, the Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(k) hereof,
                                                          -------------
to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in
Schedule 3(k) hereof, to the best of the Company's knowledge, as presently
-------------
contemplated to be operated in the future); to the best of the Company's knowledge, the Company's current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

          (l)  No Materially Adverse Contracts, Etc.  The Company is not subject
               ------------------------------------
to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as set forth on Schedule 3(l), the Company is not a party to any contract or agreement which
   -------------
in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

          (m)  Tax Status.  Except as set forth on Schedule 3(m), the Company
               ----------                          -------------
has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on
Schedule 3(m), none of the Company's tax returns is presently being audited by
-------------
any taxing authority.

          (n)  Certain Transactions.  Except as set forth on Schedule 3(n) and
               --------------------                          -------------
except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or
                     -------------
employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (o)  Disclosure.  All information relating to or concerning the
               ----------
Company set forth in this Agreement and provided to the Buyers pursuant to
Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Other than the transactions contemplated by this Agreement, no event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

          (p)  Acknowledgment Regarding Buyers' Purchase of Securities.  The
               -------------------------------------------------------
Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

          (q)  No Integrated Offering.  Neither the Company, nor any of its
               ----------------------
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future including, without limitation, the shares of Common Stock and warrants issued to the Buyer pursuant to that certain Securities Purchase Agreement, dated as of February 28, 2000) for purposes of any stockholder approval provisions applicable to the Company or its securities.

          (r)  No Brokers.  The Company has taken no action which would give
               ----------
rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

          (s)  Permits; Compliance.  The Company is in possession of all
               -------------------
franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to possess such Company Permit would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 1999, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

          (t)  Environmental Matters.
               ---------------------

               (i)   Except as set forth in Schedule 3(t), there are, to the
                                            -------------
Company's knowledge, with respect to the Company or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and the Company has not received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

               (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company during the period the property was owned, leased or used by the Company, except in the normal course of the Company's business.

               (iii) To the Company's knowledge, there are no underground storage tanks on or under any real property owned, leased or used by the Company that are not in compliance with applicable law.

          (u)  Title to Property.  The Company has good and marketable title in
               -----------------
fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(u) or such as would not have a Material Adverse Effect.
             -------------
Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

          (v)  Insurance.  The Company is insured by insurers of recognized
               ---------
financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (w)  Internal Accounting Controls.  The Company maintains a system of
               ----------------------------
internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x)  Foreign Corrupt Practices.  Neither the Company, nor any
               -------------------------
director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (y)  No Investment Company.  The Company is not, and upon the issuance
               ---------------------
and sale of the Securities as contemplated by this Agreement and the Warrants will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

          (z)  Solvency.  The Company (both before and after giving effect to
               --------
the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently subject to Schedule 3(z), the Company has no information that would
                     -------------
lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     4    COVENANTS.
          ---------

          (a)  Best Efforts.  The parties shall use their best efforts to
               ------------
satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

          (b)  Form D; Blue Sky Laws.  The Company agrees to file a Form D with
               ---------------------
respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the Closing under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

          (c)  Reporting Status; Eligibility to Use Form S-3.  The Company's
               ---------------------------------------------
Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

          (d)  Use of Proceeds.  The Company shall use the proceeds from the
               ---------------
sale of the Common Shares and the Warrants in the manner set forth in Schedule
                                                                      --------
4(d) attached hereto and made a part hereof and shall not, directly or
----
indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person that is not controlled by the Company prior to the transfer of such proceeds.

          (e)  Additional Equity Capital.  Subject to the exceptions described
               -------------------------
below, the Company will not, without the prior written consent of Rose Glen Capital Management, L.P. ("RGC"), conduct any equity financing (including debt financing with an equity component) during the period beginning on the Closing Date and ending on the date which is three (3) months after the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (the foregoing limitation being referred to herein as the "Capital Raising Limitation"). The Capital Raising Limitation shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company, (iii) issuances of Common Stock and warrants to purchase Common Stock in connection with a bona fide credit facility in an aggregate principal amount equal to at least $15,000,000.00, provided that the exercise price of such warrants is not less than the lower of (A) the Closing Price of the Common Stock on the trading day prior to conversion (but in no event less than $2.59 (subject to adjustment for stock splits, combinations and similar events)) and (B) $6.00, or (v) issuances of securities in connection with an investment in the Company for which more than 50% of the proceeds are provided by an investor engaged as its principal business in the biotechnology, medical device or pharmaceutical industry. The Capital Raising Limitation also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or stock purchase plan previously in effect or approved by a majority of the Company's disinterested directors.

          (f)  Expenses.  The Company shall reimburse RGC for all reasonable
               --------
expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. The Company's obligation to reimburse RGC's expenses under this Section 4(f) and the Registration Rights Agreement shall be limited to an aggregate of $15,000.00, $5,000.00 of which was advanced previously.

          (g)  Financial Information.  The Company agrees to make the following
               ---------------------
reports available to each Buyer until such Buyer transfers, assigns, or sells all of the Securities within ten (10) days after the filing with the SEC: a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K. In addition, the Company agrees to send the following to each Buyer until such Buyer transfers, assigns or sells all of the
Securities: (I) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (II) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

          (h)  Reservation of Shares.  The Company shall at all times have
               ---------------------
authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the maximum number of shares issuable upon exercise of or otherwise pursuant to the Warrants and issuance of the Warrant Shares in connection therewith. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of or otherwise pursuant to the Warrants without the consent of each Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than the maximum number of shares issuable upon full exercise of the Warrants. If at any time the maximum number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

          (i)  Listing.  The Company shall promptly secure the listing of the
               -------
Common Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance), to the extent required by such exchange or system, and, as long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares and Warrant Shares from time to time issuable upon exercise of or otherwise pursuant to the Warrants. The Company will obtain, as long as any Buyer owns any of the Securities, and maintain the listing and trading of the Common Stock on Nasdaq, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from Nasdaq and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

          (j)  Corporate Existence.  So long as a Buyer beneficially owns any
               -------------------
Securities, the Company shall maintain its corporate existence and shall not merge or consolidate, except in the event of a merger or consolidation where the surviving or successor entity (and, if an entity different from the surviving or successor entity, the entity whose securities into which the Warrants shall become exercisable pursuant to Section 4(b) of the Warrants) in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Warrants).

          (k)  No Integration.  The Company shall not make any offers or sales
               --------------
of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

          (l)  Trading Guidelines.  So long as a Buyer holds Common Shares or
               ------------------
Warrants, such Buyer covenants and agrees that it will not create any daily low trading price in the Common Stock.

          (m)  Notice to Company Upon Sale.  Each Buyer shall notify the Company
               ---------------------------
in writing within three trading days following the date on which such Buyer no longer holds any Common Shares or Warrant Shares.

          (n)  Trading Market Limitation. Unless the Company either (i) is
               -------------------------
permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded or (ii) has obtained approval of the issuance of the Common Shares and Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities (the "Stockholder Approval"), in no event shall the total number of Common Shares and Warrant Shares issued upon exercise of or otherwise pursuant to the Warrants (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares and Warrant Shares issued or issuable upon exercise of or otherwise pursuant to the Warrants for purposes of any such rule or regulation) exceed the maximum number of shares of Common Stock that the Company can so issue pursuant to any rule of the principal United States securities market on which the Common Stock trades (including Rule 4460(i) of the Nasdaq or any successor rule) (the "Maximum Share Amount") which, as of the Closing Date, shall be 6,159,220 (19.99% of the total shares of Common Stock outstanding on the Closing Date), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Closing Date. In the event that the sum of (x) the aggregate number of shares of Common Shares actually issued plus the aggregate number of Warrant Shares actually issued upon exercise of or otherwise pursuant to the outstanding Warrants (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares and Warrant Shares issued or issuable upon exercise or otherwise pursuant to the Warrants) plus (y) the aggregate number of Warrant Shares that remain
                 ----
issuable upon exercise of or otherwise pursuant to the Warrants, represents more than 100% of the Maximum Share Amount (the "Triggering Event"), the Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event, but in no event later than ninety (90) days following the Triggering Event.

     5.   EVENTS OF DEFAULT.  The intent of the parties hereto is that the
          -----------------
issuance of the Securities hereunder be treated as permanent equity under generally accepted accounting principles and should any question arise as to such treatment, the parties hereto will act in good faith to resolve such question. Events of Default (as defined below) will be strictly limited to items which are within the control of the Company. If any of the following events (each, an "Event of Default") shall occur during the period in which any Buyer (or any permitted assignee of a Buyer's rights hereunder) beneficially owns any Securities, then the Company shall repurchase the Securities in accordance with this Section 5. The following events shall constitute Events of Default: the Company (A) fails to issue Warrant Shares to the holders of Warrants upon exercise thereof in accordance with the terms of the Warrants, (B) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for Warrant Shares issued to the holders of Warrants upon exercise thereof as and when required by this Agreement, the Warrants and the Registration Rights Agreement or (C) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any Common Shares or Warrant Shares issued to the holders as and when required by this Agreement, the Warrants or the Registration Rights Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), in any such case as a result of circumstances within the Company's control, and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Company shall have been notified thereof in writing by any holder of Securities.

          Upon the occurrence and during the continuation of any Event of Default, at the option of the holders of at least 50% of the then outstanding Common Shares and Warrant Shares (issued or issuable pursuant to the Warrants) by written notice (the "Default Notice") to the Company of such Event of Default, the Company shall purchase each holder's outstanding Common Shares and Warrant Shares (issued or issuable pursuant to the Warrants) for an amount equal to the greater of (1) 120% of the product of (x) the number of Common Shares and Warrants (or Warrant Shares issued or issuable pursuant to the Warrants) then held by such holder, multiplied by (y) $2.135 and (2) the "parity value" of the Common Shares and Warrant Shares (issued or issuable pursuant to the Warrants) to be repurchased, where parity value means the product of (a) the number of Common Shares and Warrant Shares (issued or issuable pursuant to the Warrants) to be repurchased multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the date of payment of the Default Amount (the greater of such amounts being referred to as the "Default Amount"). The Default Amount shall be payable by the Company within five trading days after receipt by the Company of the Default Notice. For purposes of this Agreement, the term "Closing Price" means, for any security as of any date, the Closing Bid Price on Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the Buyers and the Company ("Bloomberg") or, if Nasdaq is not the principal trading market for such security, the Closing Bid Price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no Closing Bid Price of such security is available in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Buyers.

     6.   TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable
          ---------------------------
instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Common Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Common Shares and Warrant Shares under the 1933 Act or the date on which the Common Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction, other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Common Shares and Warrant Shares, prior to registration of the Common Shares and Warrant Shares under the 1933 Act or the date on which the Common Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Common Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities and to comply with the plan of distribution portion of the prospectus contained in the Registration Statement (as defined in the Registration Rights Agreement). If a Buyer provides the Company with (i) an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effective or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144 and that the Securities will be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

     7.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.  The obligation of the
          ----------------------------------------------
Company hereunder to issue and sell the Purchased Shares and the Warrants to a Buyer at the Closing, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a) The applicable Buyer shall have executed this Agreement, the Prior Warrant Amendment and the Registration Rights Agreement, and delivered the same to the Company.

          (b) The applicable Buyer shall have delivered the Purchase Price for the Purchased Shares and the Warrants which it is purchasing in accordance with
Section 1(b) above.

          (c) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

          (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     8.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.  The obligation of
          -------------------------------------------------
each Buyer hereunder to purchase the Purchased Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

          (a) The Company shall have executed this Agreement, the Prior Warrant Amendment and the Registration Rights Agreement, and delivered the same to the Buyers.

          (b) The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request no later than 10:00 a.m. Eastern Time on the last trading day immediately preceding the Closing Date) representing the Common Shares and duly executed Warrants in accordance with Section 1(b) above.

          (c) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

          (d) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date, and in each case subject to the schedules referred to in such representations and warranties provided by the Company as of the Closing Date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Buyer shall have received a certificate or certificates, executed on behalf of the Company by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to, those matters described in Section 3(c) above, and certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

          (e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (f) The Company shall have filed all required materials with Nasdaq so that the Common Shares and the Warrant Shares shall be authorized for quotation on Nasdaq and trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

          (g) The Buyers shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as Exhibit D
                                                                 ---------
attached hereto.

     9.   GOVERNING LAW; MISCELLANEOUS.
          ----------------------------

          (a)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Michigan applicable to agreements made and to be performed in the State of Michigan (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          (b)  Counterparts; Signatures by Facsimile.  This Agreement may be
               -------------------------------------
executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (c)  Headings.  The headings of this Agreement are for convenience of
               --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d)  Severability.  If any provision of this Agreement shall be
               ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e)  Entire Agreement; Amendments.  This Agreement and the instruments
               ----------------------------
referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          (f)  Notices.  Any notices required or permitted to be given under the
               -------
terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile with confirmation of receipt and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

               Aastrom Biosciences, Inc.
               24 Frank Lloyd Wright Drive
               P.O. Box 376
               Ann Arbor, Michigan 48106
               Attention:  R. Douglas Armstrong
                           President & Chief Executive Officer
               Facsimile:  (734) 930-5546

               With copy to:

               Gray Cary Ware & Freidenrich LLP
               4365 Executive Drive, Suite 1600
               San Diego, CA 92121-2189
               Attention:  Douglas J. Rein, Esquire
               Facsimile:  (858) 677-1477

          If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

               With copy to:

               Klehr, Harrison, Harvey, Branzburg & Ellers LLP
               260 South Broad Street
               Philadelphia, PA 19102
               Attention:  Robert W. Cleveland, Esquire
               Facsimile:  (215) 568-6603

          Each party shall provide notice to the other party of any change in address.

          (g)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

          (h)  Third Party Beneficiaries.  This Agreement is intended for the
               -------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i)  Survival.  The representations and warranties of the Company and
               --------
the agreements and covenants set forth in Sections 3, 4, 5, 6 and 9 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers.

          (j)  Publicity.  The Company and each of the Buyers shall have the
               ---------
right to review a reasonable period of time before issuance of any press releases, SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

          (k)  Further Assurances.  Each party shall do and perform, or cause to
               ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (l)  No Strict Construction.  The language used in this Agreement will
               ----------------------
be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m)  Remedies.  The Company acknowledges that a breach by it of its
               --------
obligations hereunder will cause irreparable harm to each Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that each Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

          (n)  Acknowledgment.  Notwithstanding anything to the contrary
               --------------
contained herein or in the Warrant, dated as of February 29, 2000 issued by the Company to RGC International Investors, LDC (the "Outstanding Warrant"), the issuance of Securities pursuant to this Agreement shall not result in an adjustment of the Exercise Price (as defined in the Outstanding Warrant).

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

AASTROM BIOSCIENCES, INC.


By:   ____________________________________
      R. Douglas Armstrong, Ph.D.,
      President & Chief Executive Officer


RGC INTERNATIONAL INVESTORS, LDC
By:   Rose Glen Capital Management, L.P., Investment Manager
By:   RGC General Partner Corp., as General Partner

      By:  _______________________________
           Wayne D. Bloch,
           Managing Director

RESIDENCE: Cayman Islands

ADDRESS:

      c/o Rose Glen Capital Management, L.P.
      3 Bala Plaza East, Suite 200
      251 St. Asaphs Road
      Bala Cynwyd, PA 19004
      Attn: Legal Department
      Facsimile:  (610) 617-0570
      Telephone:  (610) 617-5900

AGGREGATE SUBSCRIPTION AMOUNT:

      Number of Purchased Shares:                     2,810,305

      Maximum Number of Warrants Issuable:            3,348,915

      Aggregate Purchase Price:                 $  6,000,000.00

                                      -25-